EIGHTH AMENDMENT TO THE

AMENDED AND RESTATED FUND ACCOUNTING SERVICING AGREEMENT

THIS EIGHTH AMENDMENT, effective as of the last date in the signature line, to the Amended and Restated Fund Accounting Servicing Agreement, dated as of June 30, 2019, as amended (the “Agreement”), is entered into by and between THE RBB FUND, INC., a Maryland corporation, (the “Company”) and U.S. BANCORP FUND SERVICES, LLC, a Wisconsin limited liability company (“USBFS”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the Company and USBFS desire to amend Exhibit A of the Agreement, the funds list of the Company to add and remove Funds to its series; and

WHEREAS, the Parties desire to amend the fee schedule on Schedules I and II of the Agreement; and

WHEREAS, the Parties desire to amend the term within Section 13 of the Agreement; and

WHEREAS, Section 13 of the Agreement provides that the Agreement may be amended by written agreement executed by both parties, and authorized or approved by the Board of Directors of the Company.

NOW, THEREFORE, the parties agree to amend and restate Exhibit A of the Agreement for the purposes of

(1) adding the SGI U.S. Large Cap Core ETF and SGI Dynamic Tactical ETF to the Agreement; and

(2) removing the Orinda Income Opportunities Fund and SGI Conservative Fund from the Agreement; and

(3) Amended Exhibit A of the Agreement is hereby superseded and replaced with Amended Exhibit A attached hereto; and

(4) Schedule I of the Agreement is hereby superseded and replaced with Schedule I attached hereto; and

(5) Schedule II of the Agreement is hereby superseded and replaced with Schedule II attached hereto; and

(6) Section 13 of the Agreement is hereby superseded and replaced with the following:

This Agreement shall become effective as of the date first written above and will continue in effect for a period of four (4) years. This Agreement may be terminated by either party upon giving 90 days prior written notice to the other party or such shorter notice period as is mutually agreed upon by the parties. Subsequent to the end of the four (4) year period, this Agreement continues until one party gives 90 days prior written notice to the other party or such shorter notice period as is mutually agreed upon by the parties. Notwithstanding the foregoing, this Agreement may be terminated by any party upon the breach of the other party of any material term of this Agreement if such breach is not cured within 15 days of notice of such breach to the breaching party. However, this cure period only applies to the first two such breaches of the same material term of this Agreement. Either party may terminate this Agreement after the third such breach of the same material term of this Agreement. In addition, the Company may, at any time, immediately terminate this Agreement upon its “assignment” as defined under the1940 Act. This Agreement may not be amended or modified in any manner except by written agreement executed by USBFS and the Company, and authorized or approved by the Board of Directors.; and

(7) Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Eighth Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

THE RBB FUND, INC.		THE RBB FUND, INC.

By:	/s/ James G. Shaw	By:	/s/ Jason Hadler

Printed Name:	James G. Shaw	Printed Name:	Jason Hadler

Title:	CFO/Treasurer & Secretary	Title:	SVP

Date:	7/1/2022	Date:	7/11/22

Amended Exhibit A to the Amended and Restated Fund Accounting Servicing Agreement

The separate Mutual Fund Series and ETF Series of the RBB Fund, Inc. and Certain Related Entities

Abbey Capital Futures Strategy Fund
Abbey Capital Master Offshore Fund Limited
Abbey Capital Multi Asset Fund
Abbey Capital Offshore Fund SPC
Abbey Capital Onshore Series LLC
ACMAF Master Offshore Limited
ACMAF Offshore SPC
ACMAF Onshore Series LLC
Adara Smaller Companies Fund
Aquarius International Fund
Boston Partners All-Cap Value Fund
Boston Partners Emerging Markets Dynamic Equity Fund
Boston Partners Emerging Markets Fund
Boston Partners Emerging Markets Long/Short Offshore Fund Ltd.
Boston Partners Global Equity Fund
Boston Partners Global Long/Short Fund
Boston Partners Global Sustainability Fund
Boston Partners Long/Short Equity Fund
Boston Partners Long/Short Research Fund
Boston Partners Small Cap Value Fund II
Campbell Systematic Macro Fund
Campbell Systematic Macro Offshore Limited
DriveWealth Power Saver ETF
DriveWealth Steady Saver ETF
Free Market Fixed Income Fund
Free Market International Equity Fund
Free Market US Equity Fund
Matson Money Fixed Income VI Portfolio
Matson Money International Equity VI Portfolio
Matson Money U.S. Equity VI Portfolio
Motley Fool 100 Index ETF
Motley Fool Capital Efficiency 100 Index ETF
Motley Fool Global Opportunities ETF
Motley Fool Mid-Cap Growth ETF
Motley Fool Next Index ETF
Motley Fool Small-Cap Growth ETF
Optima Strategic Credit Fund
SGI Dynamic Tactical ETF
SGI Global Equity Fund
SGI Peak Growth Fund

SGI Prudent Growth Fund
SGI Small Cap Core Fund SGI U.S. Large Cap Core ETF
SGI U.S. Large Cap Equity Fund
SGI U.S. Large Cap Equity VI Portfolio
SGI U.S. Small Cap Equity Fund
Stance Equity ESG Large Cap Core ETF
WPG Partners Select Small Cap Value Fund
WPG Partners Small/Micro Cap Value Fund
YieldX Diversified Income ETF

SCHEDULE I to the Amended and Restated Fund Accounting Servicing Agreement – The RBB Fund, Inc.

Fund Accounting, Fund Administration Fee Schedules July 2022

Fee Schedule for each Mutual Fund Series of The RBB Fund, Inc. (the “Company”)

Annual Fee Based Upon Average Net Assets of the Mutual Fund Series of the Fund Complex

[ ] basis points on the first $[ ]

[ ] basis points on the next $[ ]

[ ] basis points on the next $[ ]

[ ] basis points on the balance

Complex Minimum $[ ] (Annual minimum fee based on [ ] funds in the fund complex. Complex minimum will adjust by $[ ] for each fund open or closed.)

Services Included in Annual Fee on Complex

■	Advisor Information Source – On-line access to portfolio management and compliance information.

■	Daily Performance Reporting – Daily pre and post-tax fund and/or sub-advisor performance reporting.

■	Fund Services Regulatory Administration (e.g., registration statement update)

■	Section 15(c) reporting

■	Electronic Board book portal (BookMark)

Pricing Services

■	$[ ] - Domestic Equities, Options, ADRs, Foreign Equities

■	$[ ] - Domestic Corporates, Convertibles, Governments, Agencies, Futures, Options on Futures, Forwards, Currency Rates, Mortgage Backed

■	$[ ] - CMOs, Municipal Bonds, Money Market Instruments, Foreign Corporates, Convertibles, Governments, Agencies, Asset Backed, High Yield

■	$[ ] - Interest Rate Swaps, Foreign Currency Swaps, Total Return Swaps, Total Return Bullet Swaps

■	$[ ] - Bank Loans

■	$[ ] - Swaptions

■	$[ ] - Credit Default Swaps

■	$[ ] per Month Manual Security Pricing (>[ ] per day)

Fair Value Services (Charged at the Complex Level)

■	$[ ] per security on the First [ ] Securities

■	$[ ] per security on the Balance of Securities

NOTE: Prices above are based on using U.S. Bank primary pricing service which may vary by security type and are subject to change. Use of alternative and/or additional sources may result in additional fees. Pricing vendors may designate certain securities as hard to value or as a non-standard security type, such as CLOs and CDOs, which may result in additional fees.

Corporate Action Services

■	$[ ] per Foreign Equity Security per Month

■	$[ ] per Domestic Equity Security per Month

Factor Services (security paydown factor data)

■	$[ ] per CMOs, Asset Backed, Mortgage Backed Security per Month

Third Party Administrative Data Charges (descriptive data for each security)

■	$[ ] per security per month for fund administrative

Prices above are based on using U.S. Bancorp standard data pricing services and are subject to change.

Miscellaneous Expenses

All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred: Fair Value Services, SWIFT processing, customized reporting, third-party data provider costs (including Bloomberg, S&P, Moody’s, Morningstar GICS, MSCI, Lipper, etc.), postage, stationery, programming, special reports, proxies, insurance, EDGAR/XBRL filing, retention of records, federal and state regulatory filing fees, third party auditing and legal expenses, wash sales reporting (GainsKeeper), tax e-filing, PFIC monitoring, conversion expenses (if necessary) and travel related costs.

Additional Services

Additional services not included above shall be mutually agreed upon at the time of the service being added. Additional legal administration (e.g., subsequent new fund launch), daily compliance testing, Section 18 compliance testing, Section 15(c) reporting, equity & fixed income attribution reporting, and additional services mutually agreed upon.

In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided (e.g., compliance with new liquidity risk management and reporting requirements).

Fees are calculated pro rata and billed monthly.

SCHEDULE II to the Amended and Restated Fund Accounting Servicing Agreement – The RBB Fund, Inc.

Fund Accounting, Fund Administration Fee Schedules at July 2022

Fee Schedule for each ETF Series of The RBB Fund, Inc. (the “Company”)

Base Fee for Accounting, Administration and Transfer Agent Services

The following reflects the greater of the basis point fee or annual minimum for series of the Fund Complex

Annual Minimum per Fund	Basis Points on Company AUM
Waived	[ ] basis points on the first $[ ]
[ ] basis points on the next $[ ]
[ ] basis points on the next $[ ]
[ ] basis points on the balance

Accounting, Administration, Transfer Agent Services in addition to the Base Fee

Pricing Services

For daily pricing of each securities (estimated 252 pricing days annually)

■	$[ ] – Domestic Equities, Options, ADRs, Foreign Equities, Futures, Forwards, Currency Rates, Mutual Funds, ETFs

■	$[ ] – Domestic Corporates, Domestic Convertibles, Domestic Governments, Domestic Agencies, Mortgage Backed, Municipal Bonds

■	$[ ] – CMOs, Money Market Instruments, Foreign Corporates, Foreign Convertibles, Foreign Governments, Foreign Agencies, Asset Backed, High Yield

■	$[ ] – Interest Rate Swaps, Foreign Currency Swaps, Total Return Swaps, Total Return Bullet Swaps

■	$[ ] – Bank Loans

■	$[ ] – Swaptions

■	$[ ] – Credit Default Swaps

■	$[ ] per Month Manual Security Pricing (>[ ] per day)

Fair Value Services (Charged at the Complex Level)

■	$[ ] per security on the First [ ] Securities

■	$[ ] per security on the Balance of Securities

NOTE: Prices are based on using U.S. Bank primary pricing service which may vary by security type and are subject to change. Use of alternative and/or additional sources may result in additional fees. Pricing vendors may designate certain securities as hard to value or as a non-standard security type, such as CLOs and CDOs, which may result in additional fees. All schedules subject to change depending upon the use of unique security type requiring special pricing or accounting arrangements.

Corporate Action Services

Fee for IDC data used to monitor corporate actions

■	$[ ] per Foreign Equity Security per Month

■	$[ ] per Domestic Equity Security per Month

Factor Services (security paydown factor data)

■	$[ ] per CMOs, Asset Backed, Mortgage Backed Security per Month

Third Party Administrative Data Charges (descriptive data for analytics, reporting and compliance)

■	$[ ] per security per month for fund administrative

Miscellaneous Expenses

All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred: Portfolio Composition File (PCF) management services, SWIFT processing, customized reporting, third-party data provider costs (including GICS, MSCI, Lipper, etc.), postage, stationary, programming, special reports, proxies, insurance, EDGAR/XBRL filing, retention of records, federal and state regulatory filing fees, expenses related to and including travel to and from Board of Director meetings, third party auditing and legal expenses, wash sales reporting (GainsKeeper), tax e-filing, PFIC monitoring, conversion expenses (if necessary), and travel related costs.

Additional services not included above shall be mutually agreed upon at the time of the service being added. In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided (e.g., compliance with new liquidity risk management and reporting requirements).

Fees are calculated pro rata and billed monthly